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                                                                EXHIBIT 10.1(a)

                          CONSTRUCTION LOAN AGREEMENT
                                (Texas Property)


       This CONSTRUCTION LOAN AGREEMENT ("Agreement") is dated for reference purposes as of August 6, 1997, between PACIFIC UNITED, L.P., a Texas limited partnership (the "Borrower"), NHC HOLDINGS CORP., a Nevada corporation (the "Guarantor"), and BANK OF AMERICA TEXAS, N.A. (the "Bank").


                               FACTUAL BACKGROUND

       A. Bank has agreed to make a loan to Borrower in the principal amount of Three Million Six Hundred Seventy-Five Thousand and No/100 Dollars ($3,675,000.00) (the "Loan"). Borrower will use the Loan to provide financing for constructing infrastructure and other improvements (the "Improvements") for development of 87 single-family lots (the "Lots") being situated upon real property (the "Land") located in Dallas County, Texas, as described in Exhibit
A. Borrower will also use the Loan to pay other costs and expenses related to the development of the Land. The Improvements are to be built in two phases. Phase I Improvements (herein so called) shall consist of improvements to serve 44 Lots. Phase II Improvements (herein so called) shall consist of improvements to serve 43 Lots. Subject to force majeure, Borrower intends to complete construction of the Phase I Improvements on or before May 30, 1998 (the "Phase I Completion Date") and (subject to obtaining an appropriate extension of the Maturity Date, in accordance with the provisions of the promissory note hereinafter described) intends to complete construction of the Phase II Improvements on or before January 1, 2000 (the "Phase II Completion Date").

       B. The Improvements are described in plans and specifications (the "Plans and Specifications") which were prepared by a licensed engineer (the "Engineer") under an agreement with Borrower (the "Engineering Contract"). The Improvements will be constructed by a licensed general contractor (the "Contractor"), which may be Borrower or a third party. In this Agreement, the term "Contractor" refers either to Borrower acting in the capacity of general contractor, or to a third party general contractor. Exhibit B more fully describes the Improvements and Plans and Specifications, and also sets forth further information and requirements of Bank relating to the Engineer and Contractor.

       C. Borrower is executing a promissory note (the "Note") payable to Bank evidencing the Loan. The Note is to be secured by a Deed of Trust, Security Agreement, Financing Statement and Assignment of Rental ("Deed of Trust") covering the Land and Improvements and certain other property. In this Agreement, the "Property" refers to all or any part of the property affected by the Deed of Trust, or any interest in all or any part of it, as the context may require.


       D. Guarantor has agreed to guaranty Borrower's obligations to Bank in accordance with a Payment Guaranty.

       E. As of the date of this Agreement, Borrower and Bank do not contemplate that Borrower will purchase any form of interest rate protection for the Loan. For this reason, the defined terms "Additional Interest" and "Interest Rate Protection Agreement" have no application to the Loan and should be disregarded in construing the Loan Documents.

       F. The maturity date of the Loan is August 6, 1999, unless extended to August 6, 2001, as permitted under the Note.








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Construction Loan Agreement/Pacific United, L.P.                          Page 1

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       G.     This Agreement, the Note and the Deed of Trust, together with all of their exhibits, and all other documents which evidence, guaranty, secure or otherwise pertain to the Loan, collectively constitute the "Loan Documents."
The Loan Documents include the documents listed on the attached Exhibit C.

       Therefore, Bank and Borrower agree as follows:

                                   AGREEMENT

I.     Disbursement

       1.1    Cost Breakdown

              (a) Bank shall make disbursements of the Loan based on a detailed breakdown ("cost breakdown") of construction, financing and other development costs for the Improvements, as more fully described in the attached Exhibit D. The initial cost breakdown, prepared by Borrower and approved by Bank, is attached as Exhibit D-1.

              (b) The cost breakdown restricts disbursements to line items in cost categories. Borrower agrees to use disbursements solely in conformity with the cost breakdown. If the Improvements cannot be completed in strict conformity with the most recently approved cost breakdown, Borrower shall immediately submit to Bank for its approval a revised cost breakdown in the form attached as Exhibit D-2. The revised cost breakdown shall identify Borrower's requested changes in any line items and shall be accompanied by Borrower's written statement of reasons for the changes. Borrower shall execute such documentation and provide such endorsements to Bank's title insurance policy as Bank may reasonably require in connection with the revised cost breakdown. If further changes are required, Borrower shall seek Bank's approval, following the procedures described above. Bank need make no further disbursements as to the changing line items unless and until it approves the revised cost breakdown. Bank reserves the right to approve or disapprove any cost breakdown in its reasonable judgment. The most recently approved cost breakdown supersedes all previously approved cost breakdowns.

       1.2    Loan in Balance; Borrower's Funds Account

              (a) The Loan is "in balance" whenever the amount of the undisbursed Loan funds, plus any sums provided or to be provided by Borrower as shown in the cost breakdown most recently approved by Bank, are sufficient in the reasonable judgment of Bank to pay, through completion of the Improvements and maturity of the Loan, all of the following sums: (i) all costs of construction, marketing, ownership, maintenance and sale of the Lots; and (ii) all interest, including any and all Additional Interest, and all other sums which may accrue or be payable under the Loan Documents. Unless otherwise shown in the cost breakdown, all sums provided by Borrower will be deposited in an interest-bearing account being maintained at Bank in the name of Borrower (the "Borrower's Funds Account") on and subject to such terms and conditions, and at such interest rates, as are generally made available to Bank's commercial customers. The Loan is "out of balance" if and when Bank in its reasonable judgment determines that there are insufficient funds (including all undisbursed Loan funds and any sums provided and to be provided by Borrower) to pay for all such costs and sums payable under the Loan Documents.

              (b) Borrower acknowledges that the Loan may become "out of balance" in numerous ways, not all of which may now be foreseen. Borrower further acknowledges that the Loan may become "out of balance" from a shortage of funds in any single line item or category of the cost breakdown, even if there are undisbursed Loan funds in other line items or categories. Undisbursed Loan funds in one category or line item may not be applied to another category or line item unless








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Construction Loan Agreement/Pacific United, L.P.                          Page 2

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either the cost breakdown allows such use (and only to the extent specifically allowed) or Bank consents in writing to such use in each instance, such consent not to be unreasonably withheld as long as the total undisbursed Loan funds from line items other than line items for interest on the Loan are equal to or greater than the unpaid cost to complete the Improvements.

              (c) Whenever the Loan becomes "out of balance," Bank may make written demand on Borrower to deposit Borrower's own funds into the Borrower's Funds Account in an amount sufficient in Bank's reasonable judgment to cause the Loan to be "in balance." Upon Borrower's request, Bank shall advise Borrower of Bank's basis for determining the Loan is "out of balance." Subject to the provisions of subparagraph 1.2(b), Borrower shall deposit all funds required by Bank's demand within three (3) business days thereafter. If required by Bank, Borrower shall also submit, for Bank's approval, a revised cost breakdown within fifteen (15) days after any such demand.

              (d) At any time, Bank may evaluate the sufficiency of undisbursed Loan funds allocated for payment of future interest, including any Additional Interest ("Interest Reserve"), exercising its reasonable judgment in light of: (i) Bank's projections of interest rates for period(s) up to and including the full remaining term of the Loan (and permitted extensions, if any); (ii) cost overruns or change orders; (iii) failure of the Lots to sell at the rate projected by Borrower in Exhibit E (the "Pro Forma Schedule") described in Section 3.1 below. Based on Bank's evaluation of these data and projections, the Loan may be "out of balance." If this happens, Bank may exercise its rights under clause (c) above, or if it so chooses, Bank may make written demand on Borrower to pay all future interest as it accrues, including any and all Additional Interest, out of Borrower's own funds until the Interest Reserve is sufficient in Bank's reasonable judgment to cover any and all such amounts which might become due during the remaining term of the Loan.

       1.3 Disbursement Conditions, Amounts and Procedures. The Disbursement Schedule attached as Exhibit F sets forth disbursement conditions, amounts and procedures applicable to the Loan. Bank shall disburse the Loan as described in Exhibit F and elsewhere in this Agreement.

       1.4 Termination of Disbursements. Bank shall have no obligation to make, and Borrower shall have no right to require, any disbursement of Loan funds after the earlier to occur of the full disbursement of the Loan or the Maturity Date, as the same may be extended.

II.    Covenants of the Borrower

       Borrower promises to keep each of the covenants set forth below, unless Bank has waived compliance in writing.

       2.1    Commencement and Completion of Improvements

              (a) Borrower has commenced and shall diligently continue construction to completion.

              (b)    By the Phase I Completion Date:

                     (i) Borrower shall have completed construction of all Phase I Improvements such that upon application therefor by a builder, building permits could be obtained for construction of a single family home upon each of forty-four (44) Lots;

                     (ii) The Phase I Improvements have been inspected and finally approved by the appropriate governmental authorities and except for building permits for construction of specific homes and related permits customarily obtained by a builder, the appropriate








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Construction Loan Agreement/Pacific United, L.P.                          Page 3

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       governmental authorities shall have issued all permits and approvals necessary to begin construction of single family homes on each of the Lots;

                     (iii) All costs and liens relating to the completed Phase I Improvements have been paid or discharged.

              (c)    By the Phase II Completion Date:

                     (i) Borrower shall have completed construction of all Phase II Improvements such that upon application therefor by a builder, building permits could be obtained for construction of a single family home upon each of the remaining forty-three (43) Lots;

                     (ii) The Phase II Improvements have been inspected and finally approved by the appropriate governmental authorities and except for building permits for construction of specific homes and related permits customarily obtained by a builder, the appropriate governmental authorities shall have issued all permits and approvals necessary to begin construction of single family homes on each of the Lots;

                     (iii) All costs and liens relating to the completed Phase II Improvements have been paid or discharged.

       2.2 Requirements. Borrower shall construct the Improvements in a good and workmanlike manner in substantial accordance with sound building practices as well as the Plans and Specifications and the recommendations of any soils report which is satisfactory to Bank. Borrower shall comply with all existing and future laws, regulations, orders, building codes, restrictions and requirements of, and all agreements with and commitments to, all governmental, judicial or legal authorities having jurisdiction over the Property, including those pertaining to the construction, sale, or financing of the Improvements, and with all recorded covenants and restrictions affecting the Property (all collectively, the "Requirements").

       2.3    Changes

              (a) Borrower agrees to provide Bank with copies of all change orders, together with all additional documents that Bank may reasonably require. These documents may include the following: (i) plans and specifications indicating the proposed change; (ii) a written description of the proposed change and related working drawings; and (iii) a written estimate of the cost of the proposed change and the time necessary to complete it.

              (b) Borrower shall obtain Bank's prior written approval of any change in the Plans and Specifications which:

                     (i) at the time of such requested change, it is reasonably foreseeable that the change might materially adversely affect the value of Bank's security; or

                     (ii) regardless of cost, is a material change in structure, design, function or appearance of the Improvements; or

                     (iii) requires the approval of any other person or entity;
       or

                     (iv) would cause any line item or category of the cost breakdown to be increased or decreased by five percent (5%) or more; or








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Construction Loan Agreement/Pacific United, L.P.                          Page 4

                     (v) might delay completion of the Phase I Improvements beyond the Phase I Completion Date or of the Phase II Improvements beyond the Phase II Completion Date, provided, that Bank shall not unreasonably refuse to extend either completion date to the extent completion is delayed by force majeure.

              (c) Borrower shall also obtain Bank's prior written approval of any change in any work or materials for the Improvements (whether positive or negative) which exceeds Ten Thousand Dollars ($10,000.00) in amount and which causes any line item of the cost breakdown to be increased or decreased by five percent (5%) or more. Also, the prior written approval of Bank shall be obtained for any change in any work or materials which, when added to all prior changes, exceeds Twenty-five Thousand and No/100 Dollars ($25,000.00) in aggregate amount (whether positive or negative).

              (d) In addition, Borrower shall obtain Bank's prior written approval of all material changes in the scope or general conditions of the Construction Contract, the Engineering Contract, or any other contracts for the construction of the Improvements. Finally, Borrower shall obtain from the appropriate persons or entities all approvals of any changes in plans, specifications, work, materials or contracts that are required by any of the Requirements, or under the terms of any lease, loan commitment or other agreement relating to the Property.

              (e) Bank may take a reasonable time to evaluate any requests for proposed changes, and may require that all other approvals required from other parties be obtained before it reviews any requested change. Bank may approve or disapprove changes in the exercise of its reasonable judgment. Borrower acknowledges that delays may result, and agrees that so long as the delays are not unreasonable in duration, they shall not affect Borrower's obligation to complete the Phase I Improvements on or before the Phase I Completion Date or to complete the Phase II Improvements on or before the Phase II Completion Date.

       2.4    Construction Information and Verification

              (a) Within fifteen (15) days after receiving notification from Bank, Borrower shall deliver to Bank any and all of the following information and documents that Bank may request, all in forms reasonably acceptable to
Bank:

                     (i) Current plans and specifications for the Improvements certified by the Engineer as being complete and accurate;

                     (ii) A current, complete and correct list showing the name, address and telephone number of each contractor, subcontractor and material supplier engaged in connection with the construction of the Improvements, and the total dollar amount of each contract and subcontract (including any changes) together with the amounts paid through the date of the list;

                     (iii) True and correct copies of the most current versions of all executed contracts and subcontracts identified in the list described in clause (ii) above, including any changes;

                     (iv) A current construction progress schedule showing the progress of construction and the projected sequencing and completion times for uncompleted work, all as of the date of the schedule;

                     (v) Any update to any item described above, which Borrower may have previously delivered to Bank;








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Construction Loan Agreement/Pacific United, L.P.                          Page 5

                     (vi) Following completion of the Improvements, as-built plans and specifications for the Improvements as actually completed, certified by the Engineer as being complete and accurate;

                     (vii) Following completion of the Improvements, as-built survey for the Improvements as actually completed, certified by a registered public surveyor acceptable to Bank.

              (b) Borrower expressly authorizes Bank to contact the Engineer, Contractor, Borrower's surveyor, or any contractor, subcontractor, material supplier, surety or any governmental authority or agency to verify any information disclosed in accordance with this Section 2.4, and Borrower hereby consents to and directs all such persons and entities to provide full and complete information with respect to Borrower, Guarantor, and the Improvements. Subject to the terms of the applicable contract, any defaulting architect, engineer, contractor, subcontractor, material supplier or surety shall be promptly replaced, and Borrower shall promptly deliver all required information and documents to Bank regarding each replacement architect, engineer, contractor, subcontractor, material supplier and surety. Bank may disapprove any architect, engineer, contractor, subcontractor, material supplier, surety or other party whom Bank in its reasonable judgment may deem financially or otherwise unqualified; however, the absence of any such disapproval shall not constitute a representation of qualification.

              (c) If, based on any construction progress schedule or other materials submitted by Borrower, Bank in its reasonable judgment determines that, subject to Force Majeure, the Phase I Improvements will not be completed by the Phase I Completion Date or that the Phase II Improvements will not be completed by the Phase II Completion Date, Bank may request Borrower in writing to reschedule the work of construction to permit timely completion. Within fifteen (15) days after receiving such a request from Bank, Borrower shall deliver to Bank a revised construction progress schedule showing completion of the Phase I Improvements by the Phase I Completion Date and of the Phase II Improvements by the Phase II Completion Date or, if such completion cannot be achieved by such dates, the earliest date thereafter that completion can be obtained.

       2.5 Permits, Licenses and Approvals. Borrower shall properly obtain, comply with and keep in effect all permits, licenses and approvals which are required to be obtained from governmental bodies in order to construct the Improvements and to market and sell the Lots. Borrower shall promptly deliver copies of all such permits, licenses and approvals to Bank.

       2.6 Purchase of Materials; Conditional Sales Contracts. Borrower shall not purchase or contract for any materials, equipment, furnishings, fixtures or articles of personal property to be placed or installed on the Land or in any Improvements under any security agreement or other agreement where the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider them personal property after their incorporation in the work of construction, unless Bank in each instance has authorized Borrower to do so in writing.

       2.7    Site Visits; Right to Stop Work

              (a) Bank and its agents and representatives shall have the right at any reasonable time to enter and visit the Property for the purposes of performing an appraisal, observing the work of construction and examining all materials, plans, specifications, working drawings and other matters relating to the construction. For purposes of these site visits, Borrower shall at all times maintain a full set of working drawings at the construction site. Bank shall also have the right to examine, copy and audit the books, records, accounting data and other documents of Borrower and its contractors which relate to the Property or construction of the Improvements. In each instance, Bank shall give Borrower reasonable notice before entering the Property. Bank shall make reasonable efforts to avoid








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Construction Loan Agreement/Pacific United, L.P.                          Page 6
interfering with Borrower's use of the Property when exercising any of the rights granted in this Section 2.7.

              (b) If Bank in its reasonable judgment determines that any work or materials fail to conform to the approved Plans and Specifications or sound building practices in any material manner, or that they otherwise depart from any of the material requirements of this Agreement, Bank may require the work to be stopped and withhold disbursements until the matter is corrected. If this occurs, Borrower shall promptly correct the work to Bank's reasonable satisfaction, and pending completion of such corrective work shall not allow any other work to proceed. No such action by Bank shall affect Borrower's obligation to complete the Phase I Improvements on or before the Phase I Completion Date and the Phase II Improvements on or before the Phase II Completion Date.

              (c) Bank is under no duty to visit the construction site, or to supervise or observe construction or to examine any books or records. Any site visit, observation or examination by Bank shall be solely for the purpose of protecting Bank's rights and interests. No site visit, observation or examination by Bank shall impose any liability on Bank or result in a waiver of any default of Borrower. In no event shall any site visit, observation or examination by Bank be a representation that there has been or shall be compliance with the Plans and Specifications, that the construction is free from defective materials or workmanship, or that the construction complies with the Requirements or any other applicable governmental law. Neither Borrower nor any other party is entitled to rely on any site visit, observation or examination by Bank. Bank owes no duty of care to protect Borrower or any other party against, or to inform Borrower or any other party of, any negligent or defective design or construction of the Improvements, or any other adverse condition affecting the Property.

       2.8 Protection Against Lien Claims. Borrower shall promptly pay or otherwise discharge all claims and liens for labor done and materials and services furnished in connection with the construction of the Improvements. Borrower shall have the right to contest in good faith any claim or lien, provided that it does so diligently and without prejudice to Bank or delay in completing the Improvements. Upon Bank's request, Borrower shall promptly provide a bond, cash deposit or other security which Bank in the exercise of its reasonable judgment determines to be satisfactory.

       2.9 Signs and Publicity. At Bank's request, Borrower shall post signs on the Property for the purpose of identifying Bank as the construction lender, and shall use its best efforts to identify Bank in publicity concerning the project, but Borrower shall not be required to incur any material expense in connection therewith. In addition, Bank shall have the right to post signs on the Property identifying itself as the construction lender for the Property, and may refer to the Property in its own promotional and advertising materials. Borrower shall not post signs, or otherwise identify Bank as the construction lender, except with Bank's prior written consent in each instance.

       2.10   Insurance

              (a) Borrower shall provide, maintain and keep in force at all times during any period of construction the builder's "all risk" insurance required under subsection 1.1(g) of Exhibit F. At all times prior to repayment of the Loan, Borrower shall provide, maintain and keep in force all other insurance required by Exhibit F. Also at all such times, Borrower shall provide, maintain and keep in force any and all additional insurance that Bank in its reasonable judgment may from time to time require, against insurable hazards which at the time are commonly insured against in the case of property similarly situated. Such additional insurance may include flood insurance as required by federal law and earthquake insurance as required by Bank. At Bank's request, Borrower shall supply Bank with an original or certified copy of any policy.

              (b) All policies of insurance required under the Loan Documents shall be issued by companies approved by Bank having a minimum A.M. Best's rating acceptable to Bank. The limits,








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
coverage, forms, deductibles, inception and expiration dates and cancellation provisions of all such policies shall be acceptable to Bank. In addition, each required property insurance policy shall contain a mortgagee clause (Texas Form 130 or its equivalent) in favor of Bank, and shall provide that all proceeds be payable to Bank to the extent of its interest. An approval by Bank is not, and shall not be deemed to be, a representation of the solvency of any insurer or the sufficiency of any amount of insurance.

              (c) Each policy of insurance required under the Loan Documents shall provide that it may not be modified or canceled without at least thirty
(30) days' prior written notice to Bank. When any required insurance policy expires, Borrower shall furnish Bank with proof acceptable to Bank that the policy has been reinstated or a new policy issued, continuing in force the insurance covered by the policy which expired. Borrower shall also furnish Bank with evidence satisfactory to Bank that all premiums for such policy have been paid within thirty (30) days of renewal or issuance. If Bank fails to receive such proof and evidence, Bank shall have the right, but not the obligation, to obtain current coverage and advance funds to pay the premiums for it. Borrower shall repay Bank immediately on demand for any advance for such premiums, which shall be considered to be an additional loan to Borrower bearing interest at the Reference-based Rate, as defined in the Note, and secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan.

       2.11 Cooperation. Borrower shall cooperate at all times with Bank in bringing about the timely completion of the Improvements, and Borrower shall resolve all disputes arising during the work of construction in a manner which shall allow work to proceed expeditiously.

       2.12 Maximum Loan-to-Value Ratio. Borrower agrees that the ratio of the total committed amount of the Loan (minus any payment of principal received and applied to the Loan) to the aggregate wholesale value of the Property then subject to the Deed of Trust ("Aggregate Wholesale Value") shall at no time exceed seventy percent (70%) (the "Maximum Loan-to-Value Ratio"). For purposes of this Section 2.12, Bank shall determine the Aggregate Wholesale Value of the Property using a methodology which (i) conforms to then-current regulatory requirements, (ii) is considered by Bank to be reasonable and appropriate under the circumstances, and (iii) takes into account then-current market conditions, discount rates, and absorption rates, all as determined by Bank. If Bank at any time should determine that such ratio has been exceeded, Bank may make written demand on Borrower to repay principal of the Loan in an amount sufficient in Bank's reasonable judgment to cause the Maximum Loan-to-Value Ratio to be met. Borrower shall make any such payment of principal within fifteen (15) days after Bank's demand.

       2.13   [Intentionally omitted]

       2.14 Income from Property. Borrower shall first apply all revenues from sales of Lots, and all other income derived from the Property, to pay costs and expenses associated with the ownership, maintenance, development, operation and marketing of the Land and Improvements, including all amounts then required to be paid under the Loan Documents, before using or applying such income for any other purpose. Unless and until all such costs and expenses are paid in full, and the Loan is "in balance," Borrower shall not distribute any such income to any of its partners or shareholders, or allow any partner or shareholder to withdraw capital, or make any payments on indebtedness owed to any partner or shareholder. Despite the foregoing, Borrower is not prohibited from paying or distributing to any of its partners or shareholders (a) such reasonable management fees or reasonable salary as Bank may find acceptable from time to time, and (b) an amount equal to any income taxes imposed on that partner or shareholder which are attributable to Borrower's income from the Property.

       2.15 Payment of Expenses. Borrower shall pay Bank's reasonable costs and expenses incurred in connection with the making, disbursement and administration of the Loan, as well as any revisions, extensions, renewals or "workouts" of the Loan, and in the exercise of any of Bank's rights








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
or remedies under this Agreement. Such reasonable costs and expenses include charges for title insurance (including endorsements), filing, recording and escrow charges, fees for appraisal, architectural and engineering review, construction services and environmental services, mortgage taxes, reasonable legal fees and expenses of Bank's counsel and any other reasonable fees and costs for services, regardless of whether such services are furnished by Bank's employees or agents or independent contractors.

       2.16 Financial Information. Borrower shall keep true and correct financial books and records on a cash basis for the construction of the Improvements. Within one hundred twenty (120) days after the end of each fiscal year until the Loan is paid in full, Borrower shall deliver balance sheets, income statements and financial statements to Bank for itself and audited financial statements for Guarantor, together with a statement showing all changes in the financial condition of Borrower and Guarantor which occurred during the preceding fiscal year. Within forty-five (45) days of the end of the first three fiscal quarters of each fiscal year, Borrower shall provide to Bank quarterly operating statements covering Borrower. Borrower shall promptly provide Bank with any additional audited financial information that Borrower or Guarantor may obtain, and shall deliver, signed copies of Borrower's and Guarantor's federal income tax returns within thirty (30) days after filing with the Internal Revenue Service. Borrower and Guarantor shall deliver such other information as Bank may reasonably request concerning the affairs and properties of Borrower and Guarantor.

       2.17   Notices.  Borrower shall promptly notify Bank in writing of:

              (a) Any litigation affecting Borrower or, if known to Borrower, any litigation affecting Guarantor where the amount claimed is Fifty Thousand Dollars ($50,000.00) or more, unless the claim does not arise in connection with the project and is fully covered by Borrower's liability insurance or Guarantor's liability insurance;

              (b) Any communication, whether written or oral, that Borrower may receive from any governmental, judicial or legal authority, giving notice of any claim or assertion that the Land or Improvements fail in any respect to comply with any of the Requirements or any other applicable governmental law;

              (c) Any material adverse change in the physical condition of the Property (including any damage suffered as a result of earthquakes, hurricanes, tornadoes or floods) or Borrower's or, if known to Borrower, Guarantor's financial condition or operations; and

              (d) Any default by the Contractor or any subcontractor having a subcontract for more than $100,000, or any material adverse change in the financial condition or operations of any of them.

       2.18 Keeping Guarantor Informed. Borrower shall keep Guarantor informed of Borrower's financial condition and business operations, the condition and all uses of the Property, including all changes in condition or use, and any and all other circumstances which may affect Borrower's ability to pay or perform its obligations under the Loan Documents. In addition, Borrower shall deliver to Guarantor all of the financial information described in
Section 2.16 within the times given in that Section.

       2.19 Performance of Acts. Upon request by Bank, Borrower shall perform all acts which may be reasonably necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents.








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Construction Loan Agreement/Pacific United, L.P.                          Page 9

III.   The Lots

       3.1    Pro Forma Schedule

              (a) Borrower has prepared and Bank has approved the Cash Flow Projections attached as Exhibit E which sets forth, among other things, the following projections and economic assumptions made by Borrower:

                     (i) Absorption during time periods before and after completion of the Improvements;

                     (ii)   Estimated cash flow through the term of the Loan;
       and

                     (iii) Any and all other material economic terms and conditions bearing upon Borrower's projections regarding the sale of the Lots or the Property.

              (b) Borrower understands and acknowledges that Bank, in making the Loan, has relied on Borrower's projections as set forth in the Pro Forma Schedule. Borrower further understands and acknowledges that such projections represent the minimum level of economic achievement acceptable to Bank. At all times, Borrower shall use its best efforts to meet the projections of the currently approved Pro Forma Schedule.

              (c) Whenever Borrower knows or believes there has been or will be a material failure to meet the projections of the Pro Forma Schedule, Borrower shall submit to Bank for its approval a revised Pro Forma Schedule in the form of Exhibit E. Also, whenever Bank in its reasonable judgment determines that there has been or will be a material failure to meet such projections, Bank may make written demand on Borrower to submit a revised Pro Forma Schedule to Bank for its approval. Borrower shall submit a revised Pro Forma Schedule to Bank within fifteen (15) days after any such demand.

              (d) The revised Pro Forma Schedule shall identify any changes in any projections or other economic terms and shall be accompanied by Borrower's statement of reasons for the changes. Borrower shall execute such documentation and provide such endorsements to Bank's title insurance policy as Bank may reasonably require in connection with the revised Pro Forma Schedule. If, in Bank's judgment, the Loan is or would be out of balance, Bank need make no further disbursements unless and until it approves the revised Pro Forma Schedule. Bank reserves the right to approve or disapprove any Pro Forma
Schedule in its reasonable judgment. The most recently approved Pro Forma Schedule supersedes all previously approved Pro Forma Schedules.

       3.2    Lot Sales

              (a) Bank acknowledges that Borrower has entered into contracts for the sale of the Lots and Bank has approved such contracts, all as described in Section 3.7. The following provisions shall apply with respect to any sale of the Lots except pursuant to such approved contracts. Subject to the provisions of Section 3.7 of this Agreement, except with Bank's prior written consent, which consent shall not be unreasonably withheld, Borrower shall not sell, lease, restrict, or encumber any of the Property except in accordance with this Section 3.2. A contract between Borrower, as seller, and a third party, as purchaser, for the sale of one or more Lots is hereinafter referred to as a "Lot Sale Contract." Bank has approved Borrower's standard Lot Sale Contract in the form attached as Exhibit G. Borrower shall not materially modify that approved contract form without Bank's prior written consent in each instance (Bank's approval not to be unreasonably withheld). Each Lot Sale Contract shall be subject to Bank's written approval (Bank's approval not to be unreasonably withheld) as to form and substance prior to execution and delivery. Despite the foregoing, however, Borrower may








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Construction Loan Agreement/Pacific United, L.P.                         Page 10
enter into Lot Sale Contract (and amendments to such contracts) in the ordinary course of business with bona fide third party purchasers without Bank's prior written consent if:

                     (i) The contract is executed in the form of Exhibit G without material modification and provides for the full purchase price to be payable in cash at the closing of the sale;

                     (ii) Bank receives a copy of the executed contract within fifteen (15) days after it is executed (accompanied by all financial information obtained by Borrower pertaining to the purchaser);

                     (iii) Borrower, following the exercise of due diligence, has determined that the purchaser is financially capable of performing all of its obligations under the contract and has at least two (2) years' experience in constructing and selling single family homes in the Dallas-Fort Worth market;

                     (iv) The contract conforms to the projections of the Pro Forma Schedule and reflects an arm's-length transaction at the then-current market rate for comparable lots;

                     (v) The Lots subject to the contact are not then subject to purchase agreement or option to purchase in favor of any other party;

                     (vi) The contract must expressly provide that it is subject to the rights of Bank under the Loan Documents and that upon a foreclosure of the Deed of Trust, Bank may, at its option, succeed to Borrower's rights under such contract or Bank may, without liability to Borrower or the purchaser, terminate such contract by written notice to the purchaser;

                     (vii) The contract does not affect in excess of 44 Lots;
       and

                     (viii) The contract, together with all contracts previously executed, does not cause the Loan to become "out of balance." Borrower acknowledges that the Loan may become "out of balance" if the seller's aggregate economic obligations under the contract exceed those projected in the Pro Forma Schedule, or if the net sales proceeds from such contracts would yield revenues at a lower level or at a later time than set forth in the Pro Forma Schedule.

              (b) Bank in the exercise of its sole discretion may consider any executed Lot Sale Contract it may receive to be unsatisfactory if the contract fails to meet the requirements of this Agreement in all material respects. If this happens, or if Borrower at any time fails to submit any executed Lot Sale Contract (and accompanying information) at the time required by this Section 3.2, or if any Event of Default (as defined in Section 5.1) has occurred and is continuing, Bank may make written demand on Borrower to submit all future Lot Sales Contracts for Bank's approval prior to execution.
Borrower shall comply with any such demand by Bank.

              (c) Sales. Borrower will use diligent, good faith efforts to sell the Lots to third-parties for an all-cash price sufficient to yield net sales proceeds of at least $50,690 per Lot (the "Minimum Net Proceeds"). Provided no Event of Default (or event which with notice or the passage of time would be an Event of Default) has occurred under the Loan Documents, Bank will release Lots from the lien of the Deed of Trust upon application of the Minimum Net Proceeds or one hundred percent (100%) of the net sales proceeds from such sale, whichever is greater, to the unpaid principal balance of the Loan. The Deed of Trust contains additional requirements for obtaining the release of such tracts from the lien of the Deed of Trust. The Minimum Net Proceeds required by Bank is intended to be equal to the product of (a) the quotient resulting from dividing (i) the sum of the total amount of the Loan, including the unpaid principal balance plus any committed but undisbursed Loan








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Construction Loan Agreement/Pacific United, L.P.                         Page 11
amount by (ii) the total number of Lots covered by the Deed of Trust;
multiplied by (b) 120%. Following completion of the Improvements, if the outstanding balance of the Loan is less than the total committed amount of the Loan, then upon Borrower's written request Bank shall make an appropriate adjustment of the Minimum Net Proceeds in accordance with the formula stated above. Following any such adjustment, Borrower shall be deemed to have waived the right to obtain any further disbursement of proceeds of the Loan.

       3.3 Notices Regarding Contracts. If any purchaser at any time breaches or disavows its Lot Sale Contract or claims any breach of Borrower's obligations, Borrower shall promptly notify Bank.

       3.4 Lot Information and Documents. Borrower has disclosed to Bank any and all Lot Sale Contracts or other agreements in effect at the date of this Agreement which affect the Property or any portion of or interest in it. Borrower shall promptly deliver to Bank such sales and marketing schedules and reports, operating statements and other information relating to the Property as Bank from time to time may request. In addition, Borrower shall promptly obtain and deliver to Bank such assignments of Borrower's rights under Lot Sale Contracts, estoppel certificates and subordination agreements executed by such purchasers under any Lot Sale Contract in such forms as Bank from time to time may require.

       3.5 Purpose and Effect of Contract Approval. No approval of any Lot Sale Contract by Bank shall be for any purpose other than to protect Bank's security and to preserve Bank's rights under the Loan Documents. No approval by Bank shall result in a waiver of any default of Borrower. In no event shall any approval by Bank of a Lot Sale Contract be a representation of any kind with regard to the contract or its enforceability, or the financial capacity of any purchaser or guarantor.

       3.6 Seller's Obligations. Borrower shall perform all obligations required to be performed by it under any Lot Sale Contract or any other agreement affecting any part of the Property.

       3.7 Existing Lot Sale Contracts. Prior to the date of this Agreement, Borrower entered into a Lot Sale Contract (the "Existing Lot Sale Contract") with Newmark Homes for the sale of 100% of the Lots, a copy of which is attached hereto as Exhibit G. Bank has approved such contract. As additional security for the Loan, Borrower shall collaterally assign to Bank all of its rights in the Existing Lot Sale Contract and shall deliver to Bank the agreements of the purchasers thereunder that, at Bank's option, following a foreclosure of the Deed of Trust, Bank shall have the right, exercisable by written notice, either to succeed to the rights of Borrower thereunder or to terminate such contract and that in the event of Bank's termination of such contract, Bank shall have no liability to Borrower or the Purchaser thereunder.

IV.    Representations and Warranties

       Borrower promises that each representation and warranty set forth below is true, accurate and correct as of the date of this Agreement. Except as to matters for which Borrower has given written notice that such representation or warranty has become untrue or incorrect, each Draw Request, as defined in
Section 3.1 of Exhibit F, shall be deemed to be a reaffirmation of each and every representation and warranty made by Borrower in this Agreement. Borrower shall notify Bank in writing promptly upon obtaining knowledge that any of the representations and warranties given below are not true and correct in all material respects. Bank, in its reasonable discretion, may waive or elect not to waive any Event of Default (hereafter defined) resulting from the failure of a representation and warranty to be true and correct as of the date of any Draw Request.

       4.1 Authority. Borrower has complied with any and all laws and regulations concerning its organization, existence and the transaction of its business. Borrower has the right and power to own the Property and to develop the Land and Improvements as contemplated in the Loan Documents.








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Construction Loan Agreement/Pacific United, L.P.                         Page 12

       4.2 Compliance. Borrower is familiar and has complied with all of the Requirements, as well as all other applicable laws, regulations and ordinances. Borrower has properly obtained or will properly obtain all permits, licenses and approvals necessary to construct, occupy, operate, market and sell the Lots in accordance with all Requirements, including those pertaining to zoning, and Borrower has delivered true and correct copies of them to Bank.

       4.3 Enforceability. Borrower is authorized to execute, deliver and perform under the Loan Documents. Those documents are valid and binding obligations of Borrower.

       4.4 No Violation. Borrower is not in violation of any law, regulation or ordinance, or any order of any court or governmental entity. No provision or obligation of Borrower contained in any of the Loan Documents violates any of the Requirements, any other applicable law, regulation or ordinance, or any order or ruling of any court or governmental entity. No such provision or obligation conflicts with, or constitutes a breach or default under, any agreement binding or regulating the Property.

       4.5 No Claims. There are no claims, actions, proceedings or investigations pending against Borrower or affecting the Property except for those previously disclosed by Borrower to Bank in writing. To the best of Borrower's knowledge, there has been no threat of any such claim, action, proceeding or investigation, except for those previously disclosed by Borrower to Bank in writing.

       4.6 Financial Information. All financial information which has been and will be delivered to Bank, including all information relating to the financial condition of Borrower, or the Property, fairly and accurately represents the financial condition being reported on. All such information was prepared in accordance with generally accepted accounting principles consistently applied, unless otherwise noted. There has been no material adverse change in any financial condition reported at any time to Bank.

       4.7 Accuracy. All reports, documents, instruments, information and forms of evidence which have been delivered to Bank concerning the Loan or required by the Loan Documents are accurate in all material respects and are correct and sufficiently complete to give Bank true and accurate knowledge of their subject matter. None of them contains any material misrepresentation or omission.

       4.8 Loan in Balance; Adequacy of Loan. The Loan is "in balance" and the undisbursed Loan funds, together with any sums provided or to be provided by Borrower as shown in the cost breakdown, are sufficient to construct the Improvements through completion and to accomplish the purposes contemplated by the Loan Documents.

       4.9 Taxes. Borrower has filed all required state, federal and local income tax returns and has paid all taxes which are due and payable. Borrower knows of no basis for any additional assessment of taxes.

       4.10 Utilities. All utility services, including gas, water, sewage, electrical and telephone, which are necessary to develop and occupy the Land and Improvements are available at or within the boundaries of the Land. In the alternative, Borrower has taken all steps necessary to assure that all utility services will be available upon completion of the Improvements.

       4.11 Borrower Not a "Foreign Person". Borrower is not a "foreign person" within the meaning of Section 1445(f)(3) of the Internal Revenue Code of 1986, as amended from time to time.

       4.12 Disclosure to Guarantor. Before Guarantor became obligated in connection with the Loan, Borrower made full disclosure to Guarantor regarding Borrower's financial condition and








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Construction Loan Agreement/Pacific United, L.P.                         Page 13
business operations, the present and former condition, uses and ownership of the Property, and all other circumstances bearing upon Borrower's ability to pay and perform its obligations under the Loan Documents.

V.     Default and Remedies

       5.1 Events of Default. Borrower will be in default under this Agreement upon the occurrence of any one or more of the following events ("Events of Default"):

              (a) The failure of Borrower to pay the Loan or any part thereof, as it becomes due in accordance with the terms of the Note or any other Loan Documents and the continuance thereof for a period of at least three
(3) days after notice of such failure from Bank or when accelerated pursuant to any power to accelerate contained in the Loan Documents; or

              (b) Borrower fails to make any required payment of principal or deposit of funds demanded by Bank under this Agreement within fifteen (15) days after Bank's written demand; or

              (c) Borrower or Guarantor fails to comply with any other covenant contained in this Agreement and does not remedy or cure such failure
(i) within twenty (20) days after notice of such failure from Bank (the "Initial Cure Period") or (ii) within sixty (60) days after notice of such failure from Bank so long as Borrower attempts to cure such failure within the Initial Cure Period and diligently continues to attempt to cure such failure; or

              (d) Borrower or Guarantor becomes insolvent or the subject of any bankruptcy or other voluntary or involuntary proceeding, in or out of court, for the adjustment of debtor-creditor relationships ("Insolvency Proceeding") and such proceeding is not dismissed within sixty (60) days after the filing thereof; or

              (e)    Borrower or Guarantor dissolves or liquidates; or

              (f)    [Intentionally omitted]; or

              (g)    Any of the representations or warranties contained in
Article IV above are not true and correct as of the date of any Draw Request and Borrower does not cure the same within the times provided in Section 5.1(b); or

              (h) Any representation or warranty made or given in any of the Loan Documents proves to be false or misleading in any material respect; or

              (i) Construction of the Improvements is abandoned, or, subject to Force Majeure, development of the Phase I Improvements is not completed on or before the Phase I Completion Date or development of all of the Phase II Improvements is not completed on or before the Phase II Completion Date; or

              (j) Construction of the Improvements is halted prior to completion for any period of twenty (20) consecutive days for any cause which is not beyond the reasonable control of Borrower or any of its contractors or subcontractors; or

              (k) Any governmental, judicial or legal authority having jurisdiction over the Property orders or requires that construction of the Improvements be stopped in whole or in part, or any required approval, license or permit is withdrawn or suspended, and the order, requirement, withdrawal or suspension remains in effect either (i) for a period of thirty (30) consecutive days, or (ii) for a total period of ninety (90) days, so long as Borrower begins within the initial 30 day period and








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Construction Loan Agreement/Pacific United, L.P.                         Page 14
diligently continues to take steps to remove the effect of the order, requirement, withdrawal or suspension, and Bank, exercising reasonable judgment, determines that Borrower is reasonably likely to prevail; or

              (l) Borrower is in default in any material respect under the Engineering Contract, the Construction Contract, any other contract for the construction of the Improvements, or any Lot Sale Contract or any other agreement to sell Lots, either (i) for an Initial Cure Period of thirty (30) consecutive days, or (ii) for a total period of ninety (90) days, so long as Borrower begins within the Initial Cure Period and diligently continues to cure the default, and Bank, exercising reasonable judgment, determines that the cure cannot reasonably be completed at or before expiration of the Initial Cure Period; or

              (m) Borrower fails to comply with any provision contained in this Agreement other than those provisions elsewhere referred to in this
Section 5.1, and does not cure that failure either (i) within an Initial Cure Period of thirty (30) consecutive days after written notice from Bank, or (ii) within ninety (90) days after such written notice, so long as Borrower begins within the Initial Cure Period and diligently continues to cure the failure, and Bank, exercising reasonable judgment, determines that the cure cannot reasonably be completed at or before expiration of the Initial Cure Period; or

              (n) Under any of the Loan Documents, an Event of Default (as defined in that document) occurs; or

              (o) There is a material adverse change in Borrower's or Guarantor's financial condition and Borrower or Guarantor fail to provide other additional security or assurance of ability to pay and perform their obligations under the Loan Documents reasonably acceptable to Bank within twenty (20) days after Bank's written demand.

       5.2    Remedies

              (a) If an Event of Default occurs under this Agreement, Bank may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Bank's rights and remedies shall be cumulative. If any Event of Default occurs, Bank's obligation to lend under the Loan Documents shall automatically terminate, and Bank, in its sole discretion, may withhold any one or more disbursements. Bank may also withhold any one or more disbursements after an event occurs that with notice or the passage of time could become an Event of Default. No disbursement of Loan funds by Bank shall cure any default of Borrower, unless Bank agrees otherwise in writing in each instance.

              (b) If Borrower becomes the subject of any Insolvency Proceeding, all of Borrower's obligations under the Loan Documents shall automatically become immediately due and payable upon the filing of the petition commencing such proceeding, all without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, notice of intention to accelerate, notice of acceleration, or other notices or demands of any kind or character, all of which are hereby expressly waived by Borrower. Upon the occurrence of any other Event of Default, all of Borrower's obligations under the Loan Documents may become immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, notice of intention to accelerate, notice of acceleration, or other notices or demands of any kind or character, all of which are hereby expressly waived by Borrower, all at Bank's option, exercisable in its sole discretion. If such acceleration occurs, Bank may apply the undisbursed Loan funds, and any sums in the Account (as defined in Article III of Exhibit F) or the Borrower's Funds Account to the obligations of Borrower under the Loan Documents, in any order and proportions that Bank in its sole discretion may choose.








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Construction Loan Agreement/Pacific United, L.P.                         Page 15

              (c) Also upon any Event of Default, Bank shall have the right in its sole discretion to enter and take possession of the Property, whether in person, by agent or by court-appointed receiver, and to take any and all actions which Bank in its sole discretion may consider necessary to complete construction of the Improvements, including making changes in plans, specifications, work or materials and entering into, modifying or terminating any contractual arrangements, all subject to Bank's right at any time to discontinue any work without liability. If Bank chooses to complete the Improvements, it shall not assume any liability to Borrower or any other person for completing the Improvements, or for the manner or quality of construction of the Improvements, and Borrower expressly waives any such liability. If Bank exercises any of the rights or remedies provided in this clause (c), that exercise shall not make Bank, or cause Bank to be deemed to be, a partner or joint venturer of Borrower. Bank in its sole discretion may choose to complete construction in its own name. All sums which are expended by Bank in completing construction shall be considered to have been disbursed to Borrower and shall be secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan; any sums of principal shall be considered to be an additional loan to Borrower bearing interest at the Default Rate, as defined in the Note, and shall be secured by the Deed of Trust and any other collateral held by Bank in connection with the Loan. For these purposes Bank, in its sole discretion, may reallocate any line item or cost category of the cost breakdown.

VI.    Arbitration

       6.1 Mandatory Arbitration. Any controversy or claim between or among the parties, including those arising out of or relating to this Agreement or the Loan Documents and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration conducted in Dallas, Texas. THE ARBITRATION SHALL BE CONDUCTED IN ACCORDANCE WITH THE UNITED STATES ARBITRATION ACT (TITLE 9, U.S. CODE), NOTWITHSTANDING ANY CHOICE OF LAW PROVISION IN THIS AGREEMENT, AND UNDER THE COMMERCIAL RULES OF THE AMERICAN ARBITRATION ASSOCIATION. The arbitrator(s) shall be an attorney(s) having no less than seven (7) years experience in contracts and litigation relating to commercial construction. The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief. No provision of this Section 6.1 shall limit the right of any party to this Agreement (i) to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of any arbitration or other proceeding or
(ii) seek or obtain injunctive or similar relief during the pendency of any arbitration or other proceeding except relating directly to the subject matter of the arbitration proceeding. Notwithstanding the foregoing, during the pendency of arbitration proceedings that are initiated at the request of Bank and which are limited to matters for which Bank has requested arbitration (including any related matters for which Borrower has requested concurrent arbitration), Bank hereby agrees that it will not exercise its self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security. Notwithstanding the foregoing, Bank, shall have the unilateral right to dismiss any arbitration proceeding commenced at Bank's request and following three (3) days' notice to Borrower of Bank's election to dismiss such arbitration proceeding, the provisions of the preceding sentence shall not apply. In any subsequent judicial proceeding, Bank's election to dismiss such arbitration proceeding shall be without prejudice to Bank's or Borrower's claims or defenses in respect of the subject matter of that arbitration proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration. At Bank's option, foreclosure under the deed of trust may be accomplished either by exercise of power of sale under the deed of trust or by judicial foreclosure.








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Construction Loan Agreement/Pacific United, L.P.                         Page 16

VII.   Miscellaneous Provisions

       7.1 No Waiver; Consents. Each waiver by Bank must be in writing, and no waiver shall be construed as a continuing waiver. No waiver shall be implied from Bank's delay in exercising or failure to exercise any right or remedy against Borrower or any security. Consent by Bank to any act or omission by Borrower shall not be construed as a consent to any other or subsequent act or omission or as a waiver of the requirement for Bank's consent to be obtained in any future or other instance. All rights and remedies of Bank are cumulative.

       7.2 Purpose and Effect of Bank Approval. Bank's approval of any matter in connection with the Loan shall be for the sole purpose of protecting Bank's security and rights. No such approval shall result in a waiver of any default of Borrower. In no event shall Bank's approval be a representation of any kind with regard to the matter being approved.

       7.3 No Commitment to Increase Loan. From time to time, Bank may approve changes to the Plans and Specifications at Borrower's request, and may also require Borrower to make corrections to the work of construction, all on and subject to the terms and conditions of this Agreement. Borrower acknowledges that no such action or other action by Bank shall in any manner commit or obligate Bank to increase the amount of the Loan.

       7.4 No Third Parties Benefited. This Agreement is made and entered into for the sole protection and benefit of Bank and Borrower and their permitted successors and assigns. No trust fund is created by this Agreement and no other persons or entities shall have any right of action under this Agreement or any right to the Loan funds.

       7.5 Joint and Several Liability. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to Bank for the faithful performance of this Agreement.

       7.6 Notices. All notices given under this Agreement shall be in writing and shall be given by personal delivery, overnight receipted courier (such as Federal Express), or by registered or certified United States mail, postage prepaid, sent to the party at its address appearing below its signature. Notices shall be effective upon receipt or when proper delivery is refused. Addresses for notice may be changed by either party by notice to the other party in accordance with this Section 7.6. Service of any notice on any one Borrower shall be effective service on Borrower for all purposes.

       7.7 Authority to File Notices. Borrower irrevocably appoints Bank as its attorney-in-fact, with full power of substitution, to file for record, at Borrower's cost and expense and in Borrower's name, any notices of completion, notices of cessation of labor, or any other notices that Bank in its reasonable discretion may consider necessary or desirable to protect its security, if Borrower fails to do so within three (3) days after Bank's written request.

       7.8 Actions. Bank shall have the right, but not the obligation, to commence, appear in, and defend any action or proceeding which might affect its security or its rights, duties or liabilities relating to the Loan, the Property, or any of the Loan Documents. Borrower shall pay promptly on demand all of Bank's reasonable out-of-pocket costs, expenses, and legal fees and expenses of Bank's counsel incurred in those actions or proceedings.

       7.9 Attorneys' Fees. If any lawsuit or arbitration is commenced which arises out of or relates to this Agreement, the Loan Documents or the Loan, the prevailing party shall be entitled to recover from each other party such sums as the court or arbitrator may adjudge to be reasonable attorneys' fees in the action or arbitration, in addition to costs and expenses otherwise allowed by law. In all other situations, including any matter arising out of or relating to any Insolvency Proceeding, Borrower agrees to pay all of Bank's costs and expenses, including reasonable attorneys' fees, which








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Construction Loan Agreement/Pacific United, L.P.                         Page 17
may be incurred in enforcing or protecting Bank's rights or interests. From the time(s) incurred until paid in full to Bank, all such sums shall bear interest at the Default Rate.

       7.10 In-House Counsel Fees. Whenever Borrower is obligated to pay or reimburse Bank for any attorneys' fees which may be incurred in enforcing or protecting Bank's rights or interests, those fees shall include the allocated costs for services of in-house counsel.

       7.11 APPLICABLE LAW. THIS AGREEMENT IS GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE.

       7.12 Heirs, Successors and Assigns; Participations. The terms of this Agreement shall bind and benefit the heirs, legal representatives, successors and assigns of the parties; provided, however, that Borrower may not assign this Agreement or any Loan funds, or assign or delegate any of its rights or obligations, without the prior written consent of Bank in each instance. Bank in its sole discretion may sell or assign participations or other interests in all or part of the Loan on the terms and subject to the conditions of the Loan Documents, all without notice to or the consent of Borrower. Also without notice to or the consent of Borrower, Bank may disclose to any actual or prospective purchaser of any securities issued or to be issued by Bank, and to any actual or prospective purchaser or assignee of any participation or other interest in the Loan or any other loans made by Bank to Borrower (whether under this Agreement or otherwise), any financial or other information, data or material in Bank's possession relating to Borrower, the Loan, the Improvements or the Property.

       7.13 Relationships With Other Bank Customers. From time to time, Bank may have business relationships with Borrower's customers, suppliers, contractors, tenants, partners, shareholders, officers or directors, or with businesses offering products or services similar to those of Borrower, or with persons seeking to invest in, borrow from or lend to Borrower. Borrower agrees that Bank may extend credit to such parties and may take any action it may deem necessary to collect the credit, regardless of the effect that such extension or collection of credit may have on Borrower's financial condition or operations. Borrower further agrees that in no event shall Bank be obligated to disclose to Borrower any information concerning any other Bank customer.

       7.14 Disclosure to Title Company. Without notice to or the consent of Borrower, Bank may disclose to any title insurance company which insures any interest of Bank under the Deed of Trust (whether as primary insurer, coinsurer or reinsurer) any information, data or material in Bank's possession relating to Borrower, Guarantor, the Loan, the Improvements or the Property, other than confidential financial information submitted to Bank in connection with the Loan.

       7.15 Improvement District. Borrower shall not vote in favor of, or directly or indirectly advocate or assist in the incorporation of any part of the Property into any improvement or community facilities district, special assessment district or other district without Bank's prior written consent in each instance, which consent will not be unreasonably withheld.

       7.16 Restriction on Personal Property. Borrower shall not sell, convey, or otherwise transfer or dispose of its interest in any personal property in which Bank has a security interest, or contract to do any of the foregoing, without the prior written consent of Bank in each instance.

       7.17 Force Majeure. If the work of construction is directly affected and delayed by fire, storm or other acts of God, strike, lockout, acts of public enemy, riot, insurrection, or governmental regulation of the sale or transportation of materials, supplies or labor, Borrower must notify Bank in writing within five (5) calendar days after the event occurs which causes the delay. So long as no Event of Default has occurred and is continuing, Bank shall extend the Phase I Completion Date or the Phase II Completion Date (and shall consent to any applicable extension of takedown schedule under any affected Lot Sale Contract), as applicable, by a period of time equal to the period of the








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Construction Loan Agreement/Pacific United, L.P.                         Page 18
delay, but not more than a total of ninety (90) days. Such an extension, however, shall not affect the time for performance of, or otherwise modify, any of Borrower's other obligations under the Loan Documents or the maturity of the Note.

       7.18 Severability. The invalidity or unenforceability of any one or more provisions of this Agreement shall in no way affect any other provision.

       7.19 Interpretation. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and do not define or limit any terms or provisions. The word "include(s)" means "include(s), without limitation," and the word "including" means "including, but not limited to." No listing of specific instances, items or matters in any way limits the scope or generality of any language of this Agreement. Time is of the essence in the performance of this Agreement by Borrower. The exhibits to this Agreement are hereby incorporated in this Agreement.

       7.20 Maximum Interest. Regardless of any provision contained in this Agreement or in any of the other Loan Documents, Bank shall never be deemed to have contracted for or be entitled to receive, collect or apply as interest on the Loan, any amount in excess of the maximum rate of interest permitted to be charged by applicable law, and, in the event that Bank ever receive, collect or apply as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Loan, and, if the principal balance of the Loan is paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest paid or payable under any specific contingency exceeds the highest lawful rate, Borrower and Bank shall, to the maximum extent permitted under applicable law (i) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense, fee, or premium, rather than as interest payments hereunder) as an expense, fee, or premium, rather than as interest, (ii) exclude voluntary prepayments and the effect thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of the Loan so that the interest rate is uniform throughout such term.

       7.21 Amendments. This Agreement may not be modified or amended except by a written agreement signed by the parties.

       7.22 Counterparts. This Agreement and any attached consents or exhibits requiring signatures may be executed in counterparts, and all counterparts shall constitute but one and the same document.

       7.23 Language of Agreement. The language of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against any party.

       7.24   [Intentionally omitted]

       7.25   Integration and Relation to Loan Commitment.  The Loan Documents
(a) integrate all the terms and conditions mentioned in or incidental to this Agreement, (b) supersede all oral negotiations and prior writings with respect to their subject matter, including Bank's loan commitment to Borrower, and (c) are intended by the parties as the final expression of the agreement with respect to the terms and conditions set forth in those documents and as the complete and exclusive statement of the terms agreed to by the parties. No representation, understanding, promise or condition shall be enforceable against any party unless it is contained in the Loan Documents. If there is any conflict between the terms, conditions and provisions of this Agreement and those of any other agreement or instrument, including any other Loan Document, the terms, conditions and provisions of this Agreement shall prevail.








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Construction Loan Agreement/Pacific United, L.P.                         Page 19

       7.26   No Oral Agreements.

       THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

       THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

       As used herein, the term "Loan Agreement" means one or more promises, promissory notes, agreements, undertakings, security agreements, deeds of trust or other documents, or commitments, or any combination of those actions or documents relating to the Loan. This Notice is given with respect to the Loan, pursuant to Section 26.02 of the Texas Business and Commerce Code.



Date: August 6, 1997




                                   BORROWER:
                                   --------

                                   PACIFIC UNITED, L.P.,
                                   a Texas limited partnership

                                   By:     Pacific United Development Corp.,
                                           a Nevada corporation,
                                           its sole general partner


                                           By:    /s/ COLEMAN BRADLEY, Pres.
                                                  ------------------------------
                                                  Coleman Bradley,
                                                  President


                                   Addresses Where Notices to
                                   Borrower(s) are to be Sent:

                                   2445 Midway, Suite 106
                                   Carrollton, Texas 75006
                                   Telephone No.:  (972) 447-0401
                                   Telecopy No.:   (972) 447-0783



                                   BANK:
                                   ----

                                   BANK OF AMERICA TEXAS, N.A.,
                                   a national banking association


                                   By:     /s/ DAVID S. OWENS
                                           -------------------------------------
                                           Name:  DAVID S. OWENS
                                                 -------------------------------
                                           Title: VICE PRESIDENT
                                                  ------------------------------









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Construction Loan Agreement/Pacific United, L.P.                         Page 20

                                   Addresses Where Notices to
                                   Bank are to be Sent:

                                   1925 West John Carpenter Freeway
                                   Irving, Texas 75063



                                   GUARANTOR:
                                   ---------

                                   NHC HOLDINGS CORP.,
                                   a Nevada corporation


                                   By:     /s/ BILL C. BRADLEY
                                           -------------------------------------
                                           Name: BILL C. BRADLEY
                                                 -------------------------------
                                           Title: CEO
                                                  ------------------------------


                                   Addresses Where Notices to
                                   Guarantor are to be Sent:

                                   3200 Southwest Freeway, Suite 1220
                                   Houston, Texas 77027
                                   Attention: Legal Department, Chief General
                                              Counsel




EXHIBITS:

Exhibit A     Property Description
Exhibit B     Description of Improvements, Contracts and Plans and
              Specifications
Exhibit C     Loan Documents
Exhibit D     Cost Breakdowns
Exhibit D-1   Initial Cost Breakdowns
Exhibit D-2   Form of Revised Cost Breakdowns
Exhibit E     Borrower's Pro Forma Schedule
Exhibit F     Disbursement Schedule and Conditions
Exhibit G     Lot Sale Contract








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